UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. __)
Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement
SPORT ENDURANCE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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SPORT ENDURANCE, INC.

1890 South 3850 West
Salt Lake City, Utah 84104

June 8, 2010
Dear Shareholders:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of Sport Endurance, Inc., a Nevada corporation (the “Company”), as of the close of business on the record date, June 7, 2010. The purpose of the Information Statement is to notify our shareholders that on June 7, 2010 we received a written consent in lieu of a meeting of shareholders (the “Written Consent”) from the holder of 34,320,000 shares of the issued and outstanding shares of our Common Stock (representing approximately 60%).

On or about June 7, 2010, the Company received written consents in lieu of a meeting of Stockholders from Shareholders owning a majority of the issued and outstanding shares 34,320,000 of the Company authorizing the Board to amend our Articles of Incorporation in the State of Nevada to increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to Five Hundred Million (500,000,000) shares of common stock at par value of $0.001.

On June 7, 2010, our Board of Directors, pursuant to notice sent out to the shareholders, held the first annual meeting of shareholders, at which meeting the shareholders  authorized and approved a forward stock split of five for one (5:1) of our total issued and outstanding shares of common stock (the "Forward Stock Split"). Each of our shareholders holding one share of common stock shall  receive five shares (4 additional shares) of our common stock. The additional shares of our common stock to be issued to the shareholders in accordance with the Forward Stock Split will be mailed on as soon as is practicable without any action on the part of the shareholders.

The Forward Stock Split was effectuated based on market conditions and upon a determination by our Board of Directors that the Forward Stock Split was in our best interests and of the shareholders,

In our judgment, the Forward Stock Split will result in an increase in our trading float of shares of common stock available for sale resulting in facilitation of investor liquidity and trading volume potential. The intent of the Forward Stock Split is to increase the marketability of our common stock.

The Forward Stock Split was effectuated with a record date of June 7, 2010 upon filing the appropriate documentation with Finra. The Forward Stock Split increased the issued and outstanding shares of common stock from 57,200,000 to approximately 286,000,000 shares of common stock.

Commensurate with the Forward Stock Split, the authorized share capital was increased from 100,000,000 shares of common stock to 480,000,000 common shares, and 20,000,000 preferred shares, with a par value of $0.001 per share.

In addition to the foregoing, the shareholders appointed 2 additional Directors, Ronald Schuuman, and Joe Gonzales.

You are urged to read the Information Statement in its entirety for a description of the actions taken by our majority shareholder. The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holder of at least a majority of the outstanding shares of all of our voting capital stock. Because a shareholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing action and has sufficient voting power to approve such actions through its ownership of Common Stock, no other shareholder consents will be solicited in connection with the matters described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from shareholders.

This Information Statement is being mailed on or about June 8, 2010 to shareholders of record on June 7, 2010.

Sincerely,
/s/ Robert Timothy
Robert Timothy
President

SPORT ENDURANCE, INC.
4215 Fashion Square Boulevard, Suite 3
Saginaw, Michigan 48603

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF OUR SHAREHOLDERS ARE REQUIRED IN CONNECTION WITH
THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
This Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of Sport Endurance, Inc., a Nevada corporation (the “Company”), as of the close of business on the record date, June 7, 2010. The purpose of the Information Statement is to notify our shareholders that on June 7, 2010 we received a written consent in lieu of a meeting of shareholders (the “Written Consent”) from the holder of 34,320,0001 shares (representing approximately 60%) of the issued and outstanding shares of our Common Stock.

The Written Consent adopted resolutions authorizing the Board to amend our Articles of Incorporation in the State of Nevada to increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to Five Hundred Million (500,000,000) shares of common stock at par value of $0.001.

The resolutions will become effective twenty (20) calendar days after this Information Statement is first mailed to our shareholders.

Because a shareholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing resolutions and has sufficient voting power to approve such actions through its ownership of Common Stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions and proxies are not requested from shareholders.

In accordance with our bylaws, our board of directors has fixed the close of business on June 7, 2010 as the record date for determining the shareholders entitled to notice of the above noted actions.
____________________
1
The Company filed a Certificate of Change pursuant to Nevada Revised Statutes 78.209 (the “Certificate”) on or about July 2, 2010 to effectuate a forward stock split (the “Forward Split”) under Nevada law. Before the Forward Split becomes effective on the OTCBB, it must also be approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Company has commenced the process of obtaining FINRA approval, which is expected to take 4-6 weeks. Upon the approval of the Forward Split by FINRA, each 1 shares of common stock outstanding prior to the Forward Split will be converted into 5 share of common stock and all options, warrants, convertible notes and any other similar instruments convertible into shares of common stock will be proportionally adjusted. To the extent any fractional shares of common stock result from the Forward Split, the Company will pay to the holders thereof the fair market value of such fractional shares as determined based upon the trading price of the Company’s common stock on the OTCBB as of the close of trading on the date the Forward Split is approved by FINRA. ALL SHARE NUMBERS REFLECTED IN THIS SCHEDULE 14C INFORMATION STATEMENT ARE PRE-REVERSE SPLIT NUMBERS.

This Information Statement was mailed on or about June 8, 2010 to shareholders of record on the record date.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of Information Statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to amend our current Articles of Incorporation under Nevada Revised Statute (“NRS”) Section 78.390 (the “Amendment to the Articles”) requires the affirmative vote of the holders of a majority of our voting power. In addition, NRS 78.320 provides in substance that shareholders may take action without a meeting of the shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders’ meeting. This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to us.

We currently have one class of voting stock. There are currently 57,200,000 shares of Common Stock issued and outstanding, and each share of Common Stock is entitled to one vote. Accordingly, the vote or written consent of the shareholders holding at least 29,172,000 (51%) shares of our issued and outstanding Common Stock is necessary to approve the filing of the Certificate of Amendment. In accordance with our bylaws, our board of directors has fixed the close of business on June 7, 2010 as the record date for determining the shareholders entitled to vote or give written consent.

On June 7, 2010, a shareholder holding 34,320,000(representing approximately 60%) of the issued and outstanding shares of Common Stock, executed and delivered to us the Written Consent. Accordingly, in compliance with the NRS, at least a majority of the outstanding shares has approved the Amendment to the Articles. As a result, no vote or proxy is required by the remaining shareholders to approve the adoption of the resolution for the Amendment to the Articles.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Articles of Amendment may not be filed with the Nevada Secretary of State until twenty (20) calendar days after this Information Statement is first mailed to our shareholders. As mentioned earlier, the Amendment to the Articles will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada, which is anticipated to be on or about July 2, 2010, twenty days after the mailing of this Information Statement.

PURPOSES AND EFFECT OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION

On June 7, 2010, a shareholder holding a majority of our issued and outstanding Common Stock 34,200,000 approved an Amendment to the Articles to change the following

1.  The Written Consent adopted resolutions authorizing the Board to amend our Articles of Incorporation in the State of Nevada to increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to Five Hundred Million (500,000,000) shares of common stock at par value of $0.001.

2.  FORWARD STOCK SPLIT

On June 7, 2010, our Board of Directors, pursuant to minutes of written consent in lieu of a special meeting, authorized and approved a forward stock split of five for one (5:1) of our total issued and outstanding shares of common stock (the "Forward Stock Split"). Each of our shareholders holding one share of common stock was entitled to receive an additional five shares of our common stock. The additional shares of our common stock to be issued to the shareholders in accordance with the Forward Stock Split will be mailed on approximately June 7, 2010 without any action on the part of the shareholders.

The Forward Stock Split was effectuated based on market conditions and upon a determination by our Board of Directors that the Forward Stock Split was in our best interests and of the shareholders. In our judgment, the Forward Stock Split will result in an increase in our trading float of shares of common stock available for sale resulting in facilitation of investor liquidity and trading volume potential. The intent of the Forward Stock Split is to increase the marketability of our common stock.

The Forward Stock Split was effectuated with a record date of June 7, 2010 upon filing the appropriate documentation with Finra. The Forward Stock Split increased the issued and outstanding shares of common stock from 57,200,000 to approximately 286,000,000 shares of common stock.

Commensurate with the Forward Stock Split, the authorized share capital was increased from 100,000,000 shares of common stock to 500,000,000 with a par value of $0.001 per share.

Our Board believes that the increase in the number of shares and the 5 to 1 forward split  is in the best interest of the Company and its shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of June 7, 2010, the number of shares of Common Stock beneficially owned by: (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. All share amounts shown below are on a pre-Reverse-Split basis.

The following information table sets forth certain information regarding the Company’s common stock owned on June 7, 2010, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name.

Name and Address of Beneficial Holder	Shares of Common Stock	Percentage of Common Stock (7)
Robert Timothy, 1890 South 3850 West Salt Lake City, Utah 84104 (1)	34,320,000	60.0%
Ronald Schuurman, 1890 South 3850 West Salt Lake City, Utah 84104 (2)	0	0.0%
Calbridge Capital, LLC., Steven Earlman, 3650 Jewel Cave Dr. Las Vegas, Nevada 89122 (3)	5,130,000	8.9.0%
SLC AIR, INC. Anthony Gallalizeau, 2764 Lake Sierra Drive, Suite #111 Los Vegas Nevada (4)	5,500,000	9.6%

All executive officers and directors as a group. There is one Director and two executive officers in the group	34,320,000	60.0%
_____________________
(1) Robert Timothy is the Sole Director; he is also an officer of the company.
(2) Ronald Schuurman is the Chief Financial Officer; he owns no stock in the Company.
(3) Calbridge Capital, LLC., Steven Earlman, sole shareholder and votes and control these shares
(4) SLC AIR, INC. (4) Anthony Gallalizeau , sole shareholder and votes and control these shares
(5) Wellington Manor Holdings, Inc. Dick McGuirk, 122 Ocean Park blvd Unit 411 Santa Monica, Ca is not named in this table.  Wellington Manor Holdings, Inc. is the beneficial holder of 1,000,000 preferred shares only (no common): Preferred Class A shares converts, at the holder’s option, 1:3, that is, for every one share of preferred class A the holder receives 3 shares of common stock.  Wellington Manor Holdings, Inc. beneficially owns 1,000,000 preferred shares, if fully converted to common Wellington would beneficially own 3,000,000 common shares or 4.9% of 60,200,000 (57,000,000 presently outstanding plus the additional converted 3,000,000 shares).
Wellington Manor Holdings, Inc.   Dick McGuirk sole shareholder and votes and control these shares

(6) Trilogy Expedition, Inc. Ed Garret 122 Ocean Park Blvd.  Unit 410, Santa Monica, Ca..is not named in this table.  Trilogy Expedition, Inc. is the beneficial holder of 1,000,000 preferred shares only (no common): Preferred Class A shares converts, at the holder’s option, 1:3, that is, for every one share of preferred class A the holder receives 3 shares of common stock.  Trilogy Expedition, Inc beneficially owns 1,000,000 preferred shares, if fully converted to common Trilogy Expedition, Inc. would beneficially own 3,000,000 common shares or 4.9% of 60,200,000 (57,000,000 presently outstanding plus the additional converted 3,000,000 shares).
Trilogy Expedition, Inc.,  Ed Garret  sole shareholder and votes and control these shares

(7) Applicable percentage of ownership is based on 57,200,000 shares of common stock and 2,000,000 shares of preferred stock issued and outstanding. Pursuant to Rule 13d-3 promulgated under the Exchange Act, any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person.

The shareholder table in the section entitled Certain Relationships and Related Party Transactions shows the number of shares of common stock.  The table shows all common shares beneficially owned as of November 30 , 2009.

DISSENTER’S RIGHTS OF APPRAISAL

Section 78.3793 of Nevada Revised Statue (“NRS”) which provides dissenting shareholders with rights to obtain payment of the fair value of his/her shares in the case of control share acquisition is not applicable to the matters disclosed in this Information Statement.  Accordingly, dissenting shareholders will not have rights to appraisal in connection with the amendment to the Articles of Incorporation discussed in this Information Statement.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be One Hundred Million (100,000,000) shares of common stock with no preemptive rights, $0.001 par value.  On June 7, 2010, the Board approved an amendment to the Articles of Incorporation to authorize Five Hundred Million (500,000,000) shares of common stock.  Each share of common stock is entitled to one vote.  The Board is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the common stock or preferred stock.  These additional shares of common stock will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized.

The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize Five Hundred Million (500,000,000)  shares of common stock. Such increase is not attributable to a specific transaction, or anticipated transaction. As such, no consideration has been received or is to be received by the Company for a transaction underlying the increase in common stock. The reason for the increase is to be able to use the additional common shares as a tool to attract companies to engage in mergers and acquisitions with the Company along with giving the company more liquidity. The general effect upon the rights of the existing security holders as a result of the increase in common stock is an overall dilution of the Company’s stock and the inherent affects that increasing the Company’s outstanding common stock has on shareholder value based on the dilutive impact of the additional authorized shares. If the Board deems it to be in the best interests of the Company and the stockholders of the Company to issue additional shares of common stock in the future from authorized shares, the Board generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

 OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of our voting capital stock.

ADDITIONAL INFORMATION

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE AMENDMENT TO THE ARTICLES, PLEASE CONTACT:
Sport Endurance, Inc.
1890 South 3850 West
Salt Lake City, Utah 84104

By Order of the Board of Directors,
/s/ Robert Timothy
Robert Timothy, President